SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(x )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                      Carolina Freight Corporation
            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(x )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                          CAROLINA FREIGHT CORPORATION
                            400 TWO COLISEUM CENTER
                               2400 YORKMONT ROAD
                        CHARLOTTE, NORTH CAROLINA 28217

        Dear Shareholder:
             You are cordially invited to attend the Annual Meeting of Shareholders of Carolina Freight Corporation, which will be held on Wednesday, May 3, 1995 at Club Carolina in Cherryville, North Carolina commencing at 3:00 p.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.
             At the meeting, in addition to electing three directors, your Board is asking shareholders to approve (1) the 1995 Nonqualified Stock Option Plan of Carolina Freight Corporation and its Subsidiaries, (2) the amendment of the Articles of Incorporation to change the name of Carolina Freight Corporation to WorldWay Corporation, and (3) the amendment of the Articles of Incorporation to establish a variable range for the size of the Board of Directors. These proposals are fully set forth in the accompanying proxy statement, which you are urged to read thoroughly.
             For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" each of the proposals. It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail at your earliest convenience the enclosed proxy in the envelope provided. Thank you for your cooperation.
                                          Sincerely,
                                          LARY R. SCOTT
                                          CHAIRMAN

        March 29, 1995

                          CAROLINA FREIGHT CORPORATION
                            400 TWO COLISEUM CENTER
                               2400 YORKMONT ROAD
                        CHARLOTTE, NORTH CAROLINA 28217

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, MAY 3, 1995
TO THE SHAREHOLDERS:
     You are hereby notified that the Annual Meeting of Shareholders of Carolina Freight Corporation will be held Wednesday, May 3, 1995 at three o'clock p.m. at Club Carolina in Cherryville, North Carolina to consider and take action with respect to the following:
     1. To elect three (3) Class III directors to three-year terms of office.
     2. To consider and act upon the proposal to approve the 1995 Nonqualified Stock Option Plan of Carolina Freight Corporation and its Subsidiaries.
     3. To consider and act upon the proposal to amend the Articles of Incorporation to change the name of Carolina Freight Corporation to WorldWay Corporation.
     4. To consider and act upon the proposal to amend the Articles of Incorporation to establish a variable range for the size of the Board of Directors, with a minimum of seven (7) directors and a maximum of nine
        (9) Directors.
     5. To consider such other business as may properly be brought before the meeting.
     The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on March 24, 1995.
     You are invited to attend the meeting, but whether you expect to be present or not, please mark, sign, date, and return the enclosed proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting or adjournment thereof.
By order of the Board of Directors.
                                          JOHN B. YORKE
                                          SECRETARY

March 29, 1995

                          CAROLINA FREIGHT CORPORATION
                            400 TWO COLISEUM CENTER
                               2400 YORKMONT ROAD
                        CHARLOTTE, NORTH CAROLINA 28217

                                PROXY STATEMENT
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 3, 1995
GENERAL INFORMATION
     This statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Carolina Freight Corporation ("Company") of proxies to be used at the Annual Meeting of Shareholders to be held Wednesday, May 3, 1995 at three o'clock p.m. at Club Carolina in Cherryville, North Carolina, or any adjournment thereof. The mailing address of the principal executive offices of the Company is P.O. Box 31308, Charlotte, North Carolina 28231-1308, and its telephone number is 704/329-0123.

     This NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT, and form of PROXY, together with a copy of the COMPANY'S 1994 ANNUAL REPORT TO SHAREHOLDERS, are being mailed to shareholders on or about March 29, 1995. A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for 1994, and when filed, the quarterly report on Form 10-Q for the first quarter of 1995, may be obtained without charge by writing the Secretary of the Company at the above address.

     The enclosed Proxy may be revoked by the shareholder at any time before it is voted either by notice to the Company's Secretary or by submitting a proxy having a later date, or it may be revoked by the shareholder by appearing at the Annual Meeting and electing to vote in person. The shares represented by the Proxy, when properly executed, will be voted in the manner directed therein by the shareholder, but if no direction is made, the shares will be voted: (1) for the election of Daniel A. Boggan, Jr., William M. R. Mapel, and Paul F. Richardson as Class III directors to serve three-year terms of office; (2) for approval of the 1995 Nonqualified Stock Option Plan of the Company and its Subsidiaries; (3) for approval to change the name of Carolina Freight Corporation to WorldWay Corporation; (4) for approval to establish a variable range for the size of the Board; and (5) in the discretion of the Proxy Committee, upon such other business as may properly come before the meeting.
     The Proxy Committee consists of Lary R. Scott (Chairman of the Board), K.
G. Younger, and William M. R. Mapel.
     The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone at a nominal cost by regular employees of the Company. The anticipated expenses to the Company include the ordinary ones in connection with preparing, assembling, and mailing the proxy material, including charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for communicating with shareholders. In addition, the Company has retained D. F. King & Co., Inc. to solicit proxies from brokers, bank nominees and other institutional holders, and individual holders of record at a fee of approximately $5,000 plus reimbursement for reasonable out-of-pocket expenses. The total amount of such expenses will be paid by the Company.
     Except as noted herein, only shareholders of Common Stock, par value $.50 per share ("Common Stock") of the Company of record at the close of business on March 24, 1995 ("Record Date") are entitled to vote at the meeting. At that date the Company had outstanding approximately 6,561,672 shares of Common Stock. Each share of Common Stock entitles the holder to one vote. In accordance with North Carolina law, votes withheld from director nominees and abstentions from voting will be counted for purposes of determining whether a quorum has been reached at the Annual Meeting. Furthermore, pursuant to New York Stock Exchange policy, shares represented by proxies returned by a broker holding such shares in nominee or "street" name and voted with respect to at least one matter will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in certain "non-routine" matters where discretionary voting by the broker is not allowed ("broker non-votes"). The New York Stock Exchange has advised the Company that the election of directors and the approval of the amendment of the Articles of Incorporation of the Company to change its name are "routine" matters, and that the approval of the 1995 Stock Option Plan and the approval of the amendment of the Articles of Incorporation to establish a variable range for the Board of Directors are "non-routine" matters.
                                       1

     The following are shareholders known to the Company to beneficially own (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Act")) more than 5% of the Company's outstanding Common Stock as of December 31, 1994:

                                                                                NUMBER OF
NAME OF SHAREHOLDER                                                            SHARES HELD1       PERCENTAGE
David L. Babson & Co., Inc................................................         336,100 2         5.12%
One Memorial Drive
Cambridge, Massachusetts 02142-1300
FMR Corporation...........................................................         389,268 3        5.93%
82 Devonshire Street
Boston, Massachusetts 02109
The Prudential Insurance..................................................         364,278 4        5.5%
  Company of America
Prudential Plaza
Newark, New Jersey 07102-3777
Tweedy, Browne Company L.P................................................         439,689 5        6.70%
52 Vanderbilt Avenue
New York, New York 10017

1Information provided herein has been obtained from Schedules 13D or 13G, as applicable, filed with the Securities and Exchange Commission.
2As set forth in Schedule 13G, David L. Babson & Co., Inc. has sole voting power with respect to 264,700 shares, shared voting power with respect to 71,400 shares, and sole dispositive power with respect to all 336,100 shares.
3As set forth in Schedule 13G, FMR Corp. has sole voting power with respect to
 332,568 shares, and sole dispositive power with respect to all 389,268 shares. 4As set forth in Schedule 13G, Prudential Insurance Company of America has sole voting power with respect to 4,400 shares, shared voting power with respect to 357,100 shares, sole dispositive power with respect to 4,400 shares and shared dispositive power with respect to 357,100 shares.
5Includes shares beneficially held by Tweedy Browne Company, L.P. ("TBC"), TBK
 Partners, L.P. ("TBK"), and Vanderbilt Partners, L.P. ("Vanderbilt"), as reported on Schedule 13D. As set forth in Schedule 13D, of the shares reported, TBC has sole voting power with respect to 370,644 shares, and shared dispositive power with respect to 439,689 shares. Vanderbilt has sole voting power with respect to 11,000 shares and sole dispositive power with respect to 11,000 shares.
             SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS
                            AS OF DECEMBER 31, 1994

                             (2)
                            TITLE                 (3)
          (1)                OF            AMOUNT AND NATURE              (4)
         NAME               CLASS       OF BENEFICIAL OWNERSHIP6       % OF CLASS
Daniel A. Boggan, Jr.7     Common                    -0-                    --
J. M. Carstarphen          Common                    500                  *
Charles L. Grace           Common                  1,000                  *
James R. Hertwig           Common                    900                  *
Palmer E. Huffstetler      Common                 56,429 8                *
William M. R. Mapel        Common                  1,000                  *
Dr. James G. Martin        Common                    -0-                    --
D. Edmond Randolph         Common                    600 9                *
Paul F. Richardson         Common                  1,000                  *
Lary R. Scott              Common                 20,500 10               *
David D. Taggart           Common                  4,420 11               *
K. G. Younger              Common                 43,448                  *
All directors and
  executive officers (a
  total of sixteen
  persons) as a group      Common                148,977 12               2.27%

*Less than 1%
6The nature of the beneficial ownership for all shares is sole voting and investment power.
7Mr. Boggan first became a director in February 1995.
8Includes 45,029 shares Mr. Huffstetler had the right to acquire within sixty days under stock option plans of the Company.
9Includes 600 shares Mr. Randolph had the right to acquire within sixty days under stock option plans of the Company.
10Includes 10,500 shares Mr. Scott had the right to acquire within sixty days under stock option plans of the Company.
11Includes 4,420 shares Mr. Taggart had the right to acquire within sixty days under stock option plans of the Company.
12Includes 78,729 shares the executive officers had the right to acquire within sixty days under stock option plans of the Company.
                         ITEM 1: ELECTION OF DIRECTORS
     The Company's Articles of Incorporation provide that its Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible, and that each year the shareholders of its Common Stock shall elect the members of one of the three classes to serve three-year terms of office. The number of directors is currently fixed by the Articles of Incorporation of the Company at eleven, divided into three classes with Classes I and III each having four members and Class II having three members.
     The current directors of the Company and the classes in which they serve are as follows:

       CLASS I                  CLASS II                CLASS III
J. M. Carstarphen         Dr. James G. Martin     Daniel A. Boggan, Jr.
Charles L. Grace          K. G. Younger           William M. R. Mapel
Lary R. Scott                                     Paul F. Richardson

     Effective December 31, 1994, Howard H. Haworth resigned from the Board and Palmer E. Huffstetler retired as President of the Company and from service on the Board. Daniel A. Boggan, Jr. was elected by the Board to fill the unexpired portion of Mr. Huffstetler's term. Consistent with the Board's desire to reduce the size of the Board, the Board did not elect to fill the unexpired term of Mr. Haworth, nor has the Board filled the other two vacancies existing on the Board. Therefore, there are currently three vacancies on the Board of Directors.
     The term of office of each of the Class III directors expires at the 1995 Annual Meeting of Shareholders; the term of office of each of the Class II directors expires at the 1996 Annual Meeting of Shareholders; and the term of office of each of the Class I directors expires at the 1997 Annual Meeting of Shareholders or in each case until their respective successors shall be duly elected and qualified to serve.
     The Board of Directors has nominated Messrs. Boggan, Mapel and Richardson for election as directors of the Company to serve until the 1998 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified. The Board of Directors has not determined whether the existing vacancies will be filled or, if filled, who will fill them. Therefore, no nominations to fill existing vacancies have been made. The three directors who shall be elected at the Annual Meeting, together with the five directors whose terms expire in 1996 or 1997, will constitute the entire Board of Directors. Proxies cannot be voted for more than three persons, the number of nominees named in this proxy statement. It is intended that the persons named in the accompanying proxy will vote to elect the three nominees for terms to expire in 1998, unless authority to so vote is withheld. Although management expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Pursuant to North Carolina law, directors shall be elected by a plurality of the votes cast. Accordingly, neither votes withheld nor broker non-votes, if any, will have the effect of a negative vote with respect to the election of directors.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES NAMED ABOVE.
                                       3

     The following table sets forth with respect to each incumbent member and Class III nominees of the Board of Directors of the Company (i) his name, (ii) his age, (iii) all positions and offices with the Company, (iv) his business experience, including principal occupation, and (v) his directorships in other publicly held companies, if any.


(Photo)             DANIEL A. BOGGAN, JR., 49, GROUP EXECUTIVE DIRECTOR FOR EDUCATION SERVICES, THE NATIONAL
                    COLLEGIATE ATHLETIC ASSOCIATION (education). Former Vice-Chancellor, University of California,
                    Berkeley, California, 1986-1994. Serves on board of directors of The Clorox Company (household products), Chairman of the Board of the East Oakland Youth Development Corporation.

Member:  Audit Committee                                   First became a Director: 1995

(Photo)             J. M. CARSTARPHEN, 62, PRESIDENT AND CHAIRMAN OF THE BOARD, STOWE-PHARR MILLS (textiles and carpet). President, Belmont Land Investment Company and Strand Development Corporation (both of which are real estate development firms). Serves on boards of directors of R. L. Stowe Mills,
                    Inc. (textiles), the Community Foundation of Gaston County, Inc., and Wachovia Bank and Trust
                    Company, Southern Region (banking). Member of Liberty Mutual Advisory Board (insurance).

Member:  Audit Committee                                   First became a Director: 1991
            Compensation Committee

(Photo)             CHARLES L. GRACE, 60, PRESIDENT, CUMMINS ATLANTIC, INC. (distributor of diesel engines). Serves on boards of directors of First Union National Bank (North Carolina board) (banking) Mercy
                    Health Services (Mercy Hospital) (health services) and North Carolina Trucking Association.
                    Member of North Carolina Board of Advisors of Liberty Mutual Insurance Company, Chairman of the
                    Board of Trustees of Belmont Abbey College.

Member:  Audit Committee                                   First became a Director: 1991
            Nominating Committee

(Photo)             WILLIAM M. R. MAPEL, 63, RETIRED SENIOR VICE PRESIDENT/CHAIRMAN-POLICY COMMITTEE, NORTH AMERICAN
                    FINANCE GROUP, CITIBANK, N.A., NEW YORK (1986-1988). Previously Senior Vice President/Division
                    Executive of Citibank (1969-1985). Chairman of the Board of Mercantile & General Reinsurance
                    Company of America (insurance). Serves on boards of directors of Mercantile & General Life
                    Reassurance Company of America, Brundage, Story & Rose Investment Trust, Galey & Lord, Inc.
                    (textiles), Churchill Capital, Inc., NSC Corporation (environmental services), and USLIFE Income
                    Fund, Inc.

Member:  Audit Committee                                   First became a Director: 1989
              (Chairman)

                                       4

(Photo)             DR. JAMES G. MARTIN, 59, CHAIRMAN OF THE RESEARCH DEVELOPMENT BOARD, JAMES G. CANNON RESEARCH
                    CENTER, CHARLOTTE-MECKLENBURG HOSPITAL AUTHORITY. Serves on boards of directors of J.A. Jones,
                    Inc. (construction), and Duke Power Company (electric utility); former Governor of the State of
                    North Carolina (1985-1993); Member, United States House of Representatives (1973-1985); former
                    Associate Professor of Chemistry, Davidson College.

Member:  Compensation Committee                            First Became a Director: 1993

(Photo)             PAUL F. RICHARDSON, 66, PRESIDENT, PAUL F. RICHARDSON ASSOCIATES, INC. (international maritime consulting firm) since 1977. Seventeen years with Sea-Land Service, Inc., serving as President from 1970 to 1976 and Vice Chairman from 1976 to 1977. Currently Vice President and Director of the U.S. Coast Guard Foundation. Awarded the Meritorious Public Service Citation in 1981 by the
                    Secretary of the Navy for service on behalf of the United States Navy in the fields of public relations and maritime education and cooperation. In 1993, Mr. Richardson received the Connie
                    Award from the Containerization and Intermodal Institute in recognition of his leadership in the transportation industry and many contributions to the advancement of international intermodal transportation.

Member:  Compensation Committee                            First became a Director: 1986
              (Chairman)
            Nominating Committee

(Photo)             LARY R. SCOTT, 58, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. Mr. Scott
                    joined the Company in 1993 as Vice Chairman and Chief Executive Officer. Mr. Scott was elected as Chairman of the Board in May, 1994. For approximately two years prior to joining the Company,
                    Mr. Scott served as a transportation consultant. Prior to that time he was President and Chief
                    Executive Officer of Consolidated Freightways, Inc. Serves on boards of directors of Mayflower
                    Group, Inc. (transportation) and The Clorox Company (household products).

Member:  Executive Policy Committe                         First became a Director: 1993
              (Chairman)

(Photo)             KENNETH G. YOUNGER, 69, RETIRED CHAIRMAN OF THE BOARD OF THE COMPANY. Mr. Younger joined the
                    Company in 1977 and retired from the Company in 1990 as Chief Executive Officer. Mr. Younger
                    returned to the Company in 1993 as Chairman and Chief Executive Officer, retired as Chief
                    Executive Officer upon the election of Mr. Scott as Chief Executive Officer, and continued to serve in the capacity of Chairman until May 1994. Director of First Union Corporation (banking and financial services); member of the Board of Trustees of Duke University.

Member:  Nominating Committee                              First became a Director: 1977
              (Chairman)

                                       5

     Listed below are the current executive officers of the Company who do not serve on the Board of Directors:
     James R. Hertwig, 43, serves as President of Carolina Freight Carriers Corporation. He joined the Company in January 1994 as Vice President and was elected to his current position in October, 1994. Prior to joining the Company he was President and Chief Executive Officer of Conway Intermodal.
     James A. Justiss, 57, serves as President of CaroTrans International, Inc. Prior to that, he served with Carolina Freight Carriers Corporation as Vice President-International Division since 1982.

     Shawn W. Poole, 36, serves as Vice President and Chief Financial Officer of the Company. He joined the Company as Treasurer in January 1990 and was elected to his present position in May 1994.

     Robert C. Rains, 41, has served as President of The Complete Logistics Company since 1988.
     D. Edmond Randolph, 59, serves as President of Cardinal Freight Carriers, Inc. He joined Cardinal in May 1991 as President. Prior to joining Cardinal, Mr. Randolph was Division Manager for National Freight Incorporated.
     David D. Taggart, 51, serves as President of G. I. Trucking Company. Mr. Taggart joined G. I. as Vice President of Operations in November 1988. He was elected to his present position in May 1991.
     John B. Yorke, 40, serves as Vice President, Secretary and General Counsel of the Company. He joined Carolina Freight Carriers Corporation in 1987 as Assistant General Counsel. He was elected Secretary and Assistant General Counsel of the Company in 1990 and was elected to his present position in January 1993.
COMMITTEES OF THE BOARD
     The Board of Directors met eight (8) times in 1994. The Company has standing Audit, Nominating, and Compensation Committees elected by the Board of Directors. Committee membership is indicated in the preceding biographical section on directors.
     The Audit Committee of the Company met twice during 1994. Functions performed by this committee consist generally of recommending the audit firm to be employed as independent auditors for the Company and consulting with independent auditors for the purpose of reviewing the scope of the audit, their audit report, and the adequacy of internal controls.
                                       6

     The Nominating Committee functions consist of receiving and reviewing nominations to the Board of Directors, recommending to the Board nominees to fill Board vacancies, and recommending to the Board nominees for membership on committees of the Board. It met one (1) time during 1994. The Nominating Committee considers nominees recommended by shareholders. Such recommendations will be considered if submitted in writing, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information. Recommendations concerning nominees to Board service should be directed to John
B. Yorke, Secretary, Carolina Freight Corporation, P.O. Box 31308, Charlotte, North Carolina 28231-1308 and must be received not less than sixty (60) days nor more than ninety (90) days prior to the date of the Annual Meeting for which such nomination is to be considered.
     The Compensation Committee met six (6) times during 1994. This committee approves the compensation for the officers of the Company. Other functions performed include the approval of compensation plans for consideration by the Board of Directors and the granting of stock options under the Company's stock option plans.
COMPENSATION OF DIRECTORS
     Directors who are not employees are paid an annual retainer of $12,000 each for their service on the Board of Directors. In addition, each such director receives $450 plus travel expenses for every board and committee meeting attended, except for committee meetings held on the same day of a board or other committee meeting, in which case the compensation rate is $100 for each additional meeting. Directors who are employees of the Company receive no additional compensation for board service except for being included for coverage under the directors' fee continuation plan described below.
     After three years of service with the Company for Directors joining the Board prior to 1995, and after five years of service for Directors joining the Board in 1995 or thereafter, members of the Board of Directors are covered by a fee continuation plan which provides for the payment of $8,500 annually for a period of ten years upon retirement as director at age 60. Reduced benefits are available to retired directors at age 55. A director who dies before retirement and who has at least five years of service with the Company will receive a continuation of fees for a period of fifteen years. Amounts payable under this plan are scheduled and vary based upon the age of the director. Benefits payable to directors under this plan are subject to acceleration in the event a director's service on the Board is involuntarily terminated following a change in control of the Company. A change in control means one of a nature that would require reporting under the Act by a person, as defined in the Act, other than the Company, its subsidiaries, or an employee benefit plan sponsored by the Company or one of its subsidiaries.
                                       7

                            COMPENSATION OF OFFICERS
     The table below sets forth the compensation paid by the Company to the chief executive officer and the four additional most highly compensated executive officers (other than the chief executive officer), for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended December 31, 1994.
                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM COMPENSATION
                                                                                                 AWARDS
                                             ANNUAL COMPENSATION                                                            PAYOUTS
                                                                                                            (G)
                                                                     (E)              (F)          SECURITIES UNDERLYING      (H)
           (A)                          (C)             (D)      OTHER ANNUAL   RESTRICTED STOCK          OPTIONS/            LTIP
        NAME AND          (B)          SALARY          BONUS     COMPENSATION       AWARD(S)                SARS            PAYOUTS
  PRINCIPAL POSITION13    YEAR          ($)             ($)          ($)              ($)                   (#)               ($)
 Lary R. Scott14          1994   $         250,016    $129,796     $      0         $      0                     45,000     $     0
  Chairman & CEO          1993             187,512           0            0                0                     35,000           0
                          1992                  --          --           --               --                         --          --
 James R. Hertwig15       1994             146,309      44,646            0                0                     25,000           0
  President-Carolina      1993                  --          --           --               --                         --          --
  Freight Carriers16      1992                  --          --           --               --                         --          --
 Palmer E. Huffstetler    1994             227,683 18   70,127            0                0                     16,000           0
  President17             1993             180,362           0            0                0                     27,000           0
                          1992             141,669           0            0                0                          0           0
 D. Edmond Randolph14     1994             110,400     313,105            0                0                     19,000           0
  President-Cardinal      1993             109,000     252,201            0                0                      1,000           0
  Freight16               1992                  --          --           --               --                         --          --
 David D. Taggart         1994             145,000      69,731            0                0                     20,300           0
  President-G.I.          1993             128,483           0            0                0                      4,700           0
  Trucking16              1992             122,061           0            0                0                          0           0

                                 (I)
           (A)                ALL OTHER
        NAME AND             COMPENSATION
  PRINCIPAL POSITION13          ($)10
 Lary R. Scott14          $        19,853   19
  Chairman & CEO                        0
                                       --
 James R. Hertwig15                20,179   20
  President-Carolina                   --
  Freight Carriers16                   --
 Palmer E. Huffstetler            690,972   21
  President17                       8,955   22
                                    7,804   22
 D. Edmond Randolph14                   0
  President-Cardinal                    0
  Freight16                            --
 David D. Taggart                       0
  President-G.I.                        0
  Trucking16                            0


13Reflects the capacities in the Company held by such individuals as of December
  31, 1994.
14First became an executive officer of the Company in 1993.
15First became an executive officer of the Company in 1994.
16A wholly owned subsidiary of the Company.
17Mr. Huffstetler retired as President of the Company effective December 31,
  1994.
18Includes amounts paid for accrued unused vacation.
19Represents the present value of the premium relating to the benefit to be received pursuant to the Company's split dollar life insurance plan.

20Represents the amount of interest ($179) that would have been payable at market rates during 1994 on a loan provided by the Company without interest, and amounts paid ($20,000) to Mr. Hertwig for consulting services performed prior to his becoming an employee of the Company.

21Includes $18,682 representing the present value of the premium relating to the benefit to be received pursuant to the Company's split dollar life insurance plan. Also includes compensation paid pursuant to a retirement agreement that was effective November 4, 1994, including $300,000 payable in equal weekly installments of $1,923.08 through December 31, 1997; a $15,000 cash payment; and $357,290.22 representing enhanced pension benefits calculated as though Mr. Huffstetler were a participant in the 1992 retirement incentive plan. Does not include amounts paid or payable under the deferred compensation plans, the directors' fee continuation plan, or other employee benefit plans. The agreement provided that Mr. Huffstetler would not compete with the company for a period of one year.
22Amounts reflect the differential between interest accrued at higher-than-market rates under the Company's deferred compensation plans and amount of interest that would have accrued (or been paid) at market rates. The higher-than-market rates are only paid if the service requirements in the plan are met.
                                       8

OPTIONS
     Shown below is further information on new grants of stock options pursuant to the Company's stock option plans during the fiscal year ended December 31, 1994 to the named officers who are set forth in the Summary Compensation Table above.
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                            (B)
                         NUMBER OF
                        SECURITIES              (C)                 (D)
                        UNDERLYING           % OF TOTAL           EXERCISE                               (H)
                       OPTIONS/SARS     OPTIONS/SARS GRANTED         OR                              GRANT DATE
        (A)              GRANTED20        TO EMPLOYEES IN        BASE PRICE           (E)           PRESENT VALUE
       NAME                 (#)             FISCAL YEAR            ($/SH)       EXPIRATION DATE         ($)21
Lary R. Scott                 45,000             15.5             $  11.25          05-03-04           237,600
James R. Hertwig              15,000              5.2             $  11.25          05-03-04            79,200
                              10,000              3.5             $  10.875         03-06-04            50,600
Palmer E.
Huffstetler                   16,000              5.5             $  11.25          05-03-04            84,480
D. Edmond Randolph            19,000              6.6             $  11.25          05-03-04           100,320
David D. Taggart              20,300              7.0             $  11.25          05-03-04           107,184


20All grants of options were made on May 4, 1994, under the 1994 Nonqualified
  Stock Option Plan ("1994 Plan") with the exception that an option to purchase 10,000 shares at a base price of $10.875 was granted to Mr. Hertwig on March 7, 1994 under the 1984 Incentive Stock Option Plan (the "1984 Plan"). Such options have an exercise price equal to 100% of the fair market value of the options on the date of grant. Options remain outstanding for 10 years and become exercisable cumulatively in annual installments so long as employment with the Company continues. Pursuant to the terms of the 1984 Plan, during the first year an option is outstanding it may not be exercised. Thereafter, the option shall be exercisable in installments as follows: 30% of the number of shares after commencement of the second year, 30% after the third year and 40% after the fourth year. Options otherwise exercisable may be exercised within the following periods of time when employment is terminated for the indicated reason: three months following the optionee's termination of employment, except when termination is for cause, and one year following the death of the optionee. The nonvested portion of an employee's options shall be considered forfeited upon termination of his or her employment with the Company for whatever reason. Options granted under the 1994 Plan vest in 25% increments annually beginning one year following the date of grant of the option. No option granted under the 1994 Plan may be exercised prior to two years from the date of grant of such option. Upon termination of employment for any reason, any nonvested portion of an option granted under the 1994 Plan is forfeited. In the event an optionee's employment terminates by reason of death, retirement (as defined in the 1994 Plan), permanent and total disability (as determined generally pursuant to the long-term disability plan applicable to such optionee), or under such other circumstances as may be determined by the Compensation Committee, the vested portion of such optionee's options granted under the 1994 Plan shall be exercisable for a period of one year thereafter. In the event of termination of an optionee's employment for any other reason, all of such optionee's options granted under the 1994 Plan shall terminate, and shall no longer be exercisable, as of the date of termination of employment. Vesting of such options may be accelerated under certain circumstances involving a change of control of the Company. All options were granted with an exercise price equal to the closing price on the New York Stock Exchange -- Composite Transactions of the Company's common stock on May 4, 1994, and on March 7, 1994 for such options granted Mr. Hertwig under the 1984 Plan.

21Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions: exercise price is 100% of the fair market value at date of grant; exercise term is ten years; no discounts have been taken for vesting or restrictions; the risk free rate is 7.14% (based on the 10-year Treasury note yield as of the date the options were issued); the volatility factor is .33 (based on the preceding 12 months); and the dividend yield is 1.78% (based on the preceding 12 months). At year end, the option price was substantially above the then-current market price of the Company's common stock.
                                       9

     The following table sets forth information regarding the number of unexercised options held by the named executives at December 31, 1994. No options were exercised by the named executives during 1994.
    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                     (D)                    (E)
                                                                  NUMBER OF              VALUE OF
                                                            SECURITIES UNDERLYING       UNEXERCISED
                                                                 UNEXERCISED           IN-THE-MONEY
                                                               OPTIONS/SARS AT        OPTIONS/SARS AT
                             (B)               (C)               FY-END (#)             FY-END ($)
        (A)            SHARES ACQUIRED        VALUE             EXERCISABLE/           EXERCISABLE/
       NAME            ON EXERCISE (#)     REALIZED ($)         UNEXERCISABLE          UNEXERCISABLE
Lary R. Scott                 0                 N/A             10,500/69,500               *
Palmer E.                     0                 N/A             40,552/26,448               *
Huffstetler
James R. Hertwig              0                 N/A                  0/25,000               *
D. Edmond Randolph            0                 N/A                300/19,700               *
David D. Taggart              0                 N/A              4,210/20,790               *

* The exercise prices for all options outstanding were higher than the market value of the Company's Common Stock, as reported on the New York Stock Exchange, at December 31, 1994.
EMPLOYMENT CONTRACTS
     The Company entered into a contract of employment with Mr. Scott during 1993 that expires on March 21, 1998. The contract calls for annual compensation of not less than $250,000. The contract provides for certain other benefits and perquisites afforded all other officers of the Company, and in some cases, afforded all other employees of the Company.
     The Company entered into a contract of employment with Mr. Hertwig during 1994 that terminates two (2) years after the Company gives notice of termination. The contract calls for annual compensation of not less than $135,000. The contract provides for certain other benefits and perquisites afforded all other officers of the Company, and in some cases, afforded all other employees of the Company.
     The Company also entered into a contract of employment with Mr. Huffstetler during 1993 which by its terms was to expire on March 21, 1997. The contract called for annual compensation of not less than $182,000 as well as certain other benefits and perquisites afforded all other officers of the Company and, in some cases, afforded all other employees of the Company. Pursuant to mutual agreement of Mr. Huffstetler and the Company, such contract was terminated upon Mr. Huffstetler's retirement from the Company effective December 31, 1994. Pursuant to the provisions of such contract, upon his retirement Mr. Huffstetler became entitled to retirement benefits similar to those provided under the 1992 Retirement Incentive Program of Carolina Freight Carriers Corporation.
OFFICER SEVERANCE AGREEMENTS
     The Company has entered into agreements with certain executives, including Messrs. Scott and Hertwig that provide for continued compensation in the event of their termination of employment following a change in control of the Company. Under the agreements, a change in control means one of a nature that would require reporting under the Act by a person, as defined in the Act, other than the Company, its subsidiaries, or an employee benefit plan sponsored by the Company or one of its subsidiaries. Following a change in control, if the officer is terminated for any reason other than for cause, disability, retirement or death, or should the officer leave his employment for good reason, as defined in the agreement, then the officer is entitled to receive a payment in cash equal to 2.99 times his average W-2 earnings for the five-year period which immediately precedes the year in which the termination occurs. Each agreement expires December 31, 1994 but is automatically extended from year to year unless the Company provides notice of its intent to terminate at least ninety (90) days prior to January 1 of any succeeding year.
SUPPLEMENTAL BENEFIT PLAN
     The Supplemental Benefit Plan provides for a salary continuation benefit in the event the participating officer dies before such officer's 65th birthday; a supplemental retirement benefit payable upon early retirement, late
                                       10
retirement, or disability; and a postretirement benefit payable upon the death of the participating officer. Amounts payable under this plan are scheduled and are based upon individual participant's age and rate of compensation. The supplemental retirement benefit becomes fully vested in a participating officer upon his attainment of age 65, upon his attainment of age 55 provided he has ten or more years of service with the Company, upon his becoming disabled, or upon his completion of 15 years of service with the Company. (The vesting schedule is 8 years for Mr. Scott and 5 years for Mr. Randolph). The term for payment of benefits varies for each participant depending upon the participant's age and length of service with the Company. The normal retirement benefit, generally, is equal to 12% of base salary. Officers relinquished individual group life insurance benefits equal, generally, to one and one-half times their base salary to participate in the executive benefit plan. For the named executives the benefit at the normal retirement date, which is payable monthly for a period of 15 years, is as follows: Lary R. Scott -- $2,500; James R. Hertwig -- $1,350; Palmer E. Huffstetler -- $2,000; D. Edmond Randolph -- $1,850; and David D. Taggart -- $1,450. Benefits payable to officers of the Company under this plan are subject to accelerated payment in the event of a change in control of the Company. A change in control means one of a nature that would require reporting under the Act by a person, as defined in the Act, other than the Company, its subsidiaries, or an employee benefit plan sponsored by the Company or one of its subsidiaries. Life insurance has been purchased on the lives of the participants, with the Company as owner and beneficiary, to indemnify the Company upon the death of the covered employees for the cost of benefits paid. The costs of the plans are being amortized over the lives of the participants. On an after-tax basis, it is anticipated that there will be no cost to the Company resulting from these plans, except for the cost of money invested in the plans, which is not expected to be significant throughout the duration of the program.
EMPLOYEES' PENSION PLAN
     This is a defined benefit plan in which all officers of the Company are participants. This plan also covers noncontractual employees of Carolina Freight Carriers and Red Arrow Freight Lines, Inc., and all employees of other wholly-owned subsidiaries of the Company. In addition, certain contractual employees of Red Arrow have a deferred-vested interest in the plan. Under this plan, at normal retirement age the amount of straight life-time pension is an amount equal to nine-tenths percent of the participant's average pay over the five (5) consecutive years during the employee's term of service that produce the highest average multiplied by his or her number of years of service (not to exceed 35 years of service) plus an added amount based on the amount by which an employee's remuneration exceeds the Social Security contribution and benefit base. The table below sets forth estimated annual benefits payable upon retirement at normal retirement age of 65 to persons in specified remuneration and years of service classifications. Amounts presented in the pension table are based upon straight-life annuity amounts, and remuneration, for purposes of the plan, includes all earnings from the Company which are reportable on Form W-2 for federal income tax withholding purposes, and such amounts of compensation deferred under the Company's Employee Savings and Protection Plan. Such amounts are not subject to offset for Social Security or other amounts. Such earnings for executive officers are those as reported in the Salary Column of the Summary Compensation Table on page 8. The number of credited years of service under the Pension Plan for the following individuals is as indicated in parentheses immediately after their names: Mr. Scott (2), Mr. Randolph (4), Mr. Huffstetler
(30), Mr. Hertwig (1), and Mr. Taggart (6). The amounts shown are formula amounts but are subject to certain limitations as provided in the plan as approved by the Internal Revenue Service. The 1994 aggregate maximum annual pension which may be paid under the plan and all other defined benefit plans of the Company taken together is restricted to $118,800, adjusted annually for increases in the cost of living, as required by the provisions of Section 415 of the Internal Revenue Code of 1986, as amended ("Code"), which limits the maximum benefits payable from the plans.
                                       11

                THE CAROLINA FREIGHT CORPORATION RETIREMENT PLAN

FINAL AVERAGE                          YEARS OF SERVICE
COMPENSATION        15           20           25           30           35
$100,000         $  20,880    $ 27,839     $ 34,799     $ 41,759     $ 48,719
$125,000            26,692      35,589       44,487       53,384       62,282
$150,000            32,505      43,339       54,174       65,009       75,844
$175,000**          38,317      51,089       63,862       76,634       89,407
$200,000**          44,130      58,839       73,549       88,259      102,969
$225,000**          49,942      66,589       83,237       99,884      116,532
$250,000**          55,755      74,339       92,924      111,509      130,094*
$300,000**          67,380      89,839      112,299      134,759*     157,219*
$400,000**          90,630     120,839*     151,049*     181,259*     211,469*
$500,000**         113,880     151,839*     189,799*     227,759*     265,719*

 * Exceeds 1994 maximum benefit of $118,800.
** Exceeds 1994 maximum salary of $150,000.
                     COMPARISON OF FIVE YEAR TOTAL RETURN*
                      AMONG CAROLINA FREIGHT CORPORATION,
               S&P 500 INDEX AND DOW JONES TRANSPORTATION INDEX**

(The Performance Graph appears here. The plot points are listed in the table below.)

     The following chart shows the cumulative total shareholder return, including reinvestment of all dividends, on a $100 investment over the time periods indicated beginning December 31, 1989.

                                                               1989     1990      1991       1992       1993       1994
Carolina Freight Corp.                                         100     71.994    114.544     86.615     76.629     57.84
Dow Jones Transportation Group                                 100     86.149    131.791    145.229    178.282    150.14
S & P 500                                                      100     96.885    126.276    135.883    149.517    151.54

      * Assumes $100 initially invested on December 31, 1989 and the reinvestment of all dividends during the periods indicated for each of Carolina Freight Common Stock, S&P 500 Index, and Dow Jones Transportation Index.
     ** Fiscal year ending December 31.
                                       12

                 COMMITTEE REPORT ON COMPENSATION OF EXECUTIVES
     The Compensation Committee of the Board of Directors (the "Committee") is charged with the duty of establishing the total compensation of the Chief Executive Officer and certain other officers of the Company. The Committee is composed of three directors, none of whom is a current employee of the Company. The Board has established a policy that the Committee shall consider such items as it may deem appropriate including, but not limited to, the following:
          a. experience, years of service with the Company, educational background, and special expertise of the particular officer;
          b. recent and historical operating results of the Company;
          c. competitive conditions within the motor carrier industry together with general economic conditions which may influence operating results in either a positive or negative manner;
          d. competitive conditions in the industry which may affect the Company's ability to attract and retain executives who possess the skills, talents, and abilities to lead the business enterprise; and
          e. such other items as the Committee members shall, in their sole discretion, determine to be appropriate. Compensation may be granted by the Committee, in its discretion, in the form of salary, bonuses and certain perquisites. In addition, the Committee is authorized to make grants of stock options to corporate officers and other key employees from stock option plans that have been previously approved by the Board of Directors and the Shareholders of the Company.
     The total compensation for officers of subsidiary companies of the Company, including Messrs. Hertwig, Randolph, and Taggart, is established by the Chief Executive Officer of the Company in consultation with members of the board of directors of each respective subsidiary.
COMPENSATION PHILOSOPHY
     The Company's compensation policies are designed to attract and retain competent management. The Board's goal is to provide competitive salaries to its executive officers and to give them performance incentives to motivate superior performance on behalf of the Company and its shareholders. The Company has structured its compensation program such that the individual named executives share the risk with the Company's shareholders. Less emphasis is placed on base compensation and a corresponding greater emphasis is placed on incentive compensation. The Company has generally used two types of incentive compensation: annual bonuses linked to specific performance goals, payable in cash, and long-term compensation in the form of stock options. The Committee believes that linking long-term compensation to the value of the Company's common stock is especially effective because it aligns the interests of management with those of the Company's shareholders.
     The Company's compensation program is designed to enhance stockholder value by linking a large part of the executive's compensation directly to performance. The objective is to provide base salary for executives at or below the 50th percentile for executives at similar companies, while providing an opportunity to achieve total compensation (including base salary, annual bonus and long-term incentives) at the 50th percentile or above for exceptional performance. The primary components of the compensation program are base salary, an annual cash bonus driven by performance against pre-established financial objectives and other strategic goals, and a long-term opportunity to participate in increased stockholder value through grants of stock options at market price.
INDEPENDENT CONSULTANTS
     In 1993, the Company employed Arthur Andersen & Co. as an independent consultant to advise the Committee on compensation matters. Arthur Andersen personnel provided data and expertise on the subjects of base salaries, short-term incentive (bonus) plans and long-term incentive (stock option) plans.
     The consultants obtained a job description for certain of the executive officers of the Company. Based on these descriptions, the consultants generated information comparing these executives to persons holding similar positions at comparable companies. This comparative group of companies was used to determine the 50th percentile of compensation levels in the areas of base salary, short-term incentive compensation, and long-term incentive compensation. This group consisted of companies located throughout the United States, all of which are involved in the
                                       13
surface transportation of freight and, in some cases, other service areas similar to those provided by Company subsidiaries. Appropriate adjustments were made to account for size differentials. This is not the same group of companies that comprises the Dow Jones Transportation Index, which is the group used for comparison on the performance chart shown on page 12.
BASE SALARY
     Base salaries were reviewed by the Committee using competitive data provided by the compensation consultants that considers industry and national trends. Individual salaries were adjusted based on this information and in consideration of the duties and responsibilities of the individual position. The Committee recognizes that job responsibilities vary from company to company and that the particular duties of each of the Company's officers must be taken into consideration when making industry comparisons.
     The salary of Mr. Scott was established in the employment agreement entered into with him in 1993. The salaries of the other named executive officers were modestly increased during 1994. Based upon information furnished by the compensation consultants, the Committee believes that these salaries are generally competitive with those of executives in somewhat comparable positions with other trucking companies.
ANNUAL BONUS
     In 1994, Messrs. Scott, Huffstetler, and Hertwig were covered by a short-term bonus plan covering all salaried personnel that set bonus amounts based on operating earnings per share exclusive of changes in accounting principles and nonrecurring charges. Bonuses are calculated as a percentage of base salary. In 1995, Mr. Scott will participate in a similar plan. In 1995, Mr. Hertwig will participate in a similar plan based on improvements in the operating earnings at Carolina Freight Carriers Corporation.
     In 1994, Mr. Randolph was covered by an incentive bonus plan covering all salaried personnel at Cardinal Freight Carriers Corporation. Cardinal's earnings before income taxes must exceed 4.5% of gross sales. For earnings above the threshold, 25% were allocated to a bonus pool in which Mr. Randolph participates at a set percentage. A similar bonus structure is in place for 1995, except that the bonus pool is limited to 12% of earnings before income taxes and bonuses.
     In 1994, Mr. Taggart was covered by an individual incentive bonus plan that set bonus amounts based on G. I. Trucking Company's contributions to the Company's operating earnings per share exclusive of changes in accounting principles and nonrecurring charges. A similar bonus structure is in place for 1995.
LONG-TERM COMPENSATION
STOCK OPTION AWARDS
     The Committee believes that options motivate key employees to act in the best interests of stockholders. Stock options, under the Company's various stock option plans, are the only long-term incentive the CEO and other named executive officers receive. In determining the number of options granted to executive officers, the Compensation Committee considers the executive's level of responsibility, and other more qualitative factors. The committee also considers the number of options currently held by the executive. The decision to grant Mr. Scott additional options in 1994 was based on his increased level of responsibility and potential contribution to the Company.
                                       14

ADDITIONAL BENEFITS
     The Company provides a Supplemental Benefit Plan (described herein) for its officers and certain other key employees which is designed to retain the services of such persons on a long-term basis. Executive officers and all other nonunion employees also participate in either the Carolina Freight Corporation Employees Pension Plan or a similar plan maintained by a subsidiary company. Executive officers, along with all other employees, may participate in either the Carolina Freight Corporation Employee Savings and Protection Plan (a 401(k) plan) or in a similar plan offered by a subsidiary company. Executive officers, along with all other eligible employees participate in group health, disability, and life insurance plans.
                             COMPENSATION COMMITTEE
                          Paul F. Richardson, Chairman
                               J. M. Carstarphen
                              Dr. James G. Martin*
*Dr. Martin became a member of the Compensation Committee on February 1, 1995.
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Charles L. Grace, a member of the Company's Board of Directors and member of the Compensation Committee during part of 1994, is the President of Cummins Atlantic, Inc. In 1980, the Company made the decision to specify one engine for use in all line tractors purchased in 1980 and thereafter. Cummins engines were specified to the various tractor manufacturers such as Ford, Freightliner, International, and White, from which the Company purchases tractors. Cummins Atlantic, Inc. is the distributor for Cummins diesel engines, parts, and service for the three-state area of North Carolina, South Carolina, and Virginia. Cummins Atlantic, Inc. receives indirect sales compensation from Cummins Engine Company for technical support of the Company's account. The Company also regularly purchases Cummins engine parts from area dealers which have purchased the parts from Cummins Atlantic, Inc. If problems occur during the warranty period, Cummins Atlantic, Inc. performs the warranty work and is reimbursed for such work from Cummins Engine Company. In addition the Company, from time to time, uses the services of Cummins Atlantic, Inc. for repair work not covered by warranty, and in 1994 the Company paid $161,254 to Cummins Atlantic, Inc. for such work.

                         INDEPENDENT PUBLIC ACCOUNTANTS
     The Board of Directors intends to select the firm of Arthur Andersen & Co. as independent public accountants to examine the books of the Company for the current year, to report on the financial position and earnings of the Company, and to perform such other appropriate accounting and related services as may be required by the Board of Directors. Representatives of Arthur Andersen & Co. will be present at the meeting to respond to appropriate questions and to make any statement they deem appropriate.
     The financial statements of the Company and the report of its independent auditors thereon, together with certain supplementary financial information and management's discussion and analysis of financial condition and results of operation, are included in the Company's 1994 Annual Report to Shareholders.
                             SHAREHOLDER PROPOSALS
     Shareholders of the Company who desire to present a proposal for action at the 1996 Annual Meeting of Shareholders must present such proposal no later than November 27, 1995. Proposals may be directed to John B. Yorke, Vice President, Secretary and General Counsel, Carolina Freight Corporation, P.O. Box 31308, Charlotte, North Carolina 28231-1308.
          ITEM 2:  APPROVAL OF THE 1995 NONQUALIFIED STOCK OPTION PLAN
     On February 15, 1995, there were 118,988 shares of Common Stock available for future grants under the existing stock option plans of the Company. The Compensation Committee determined that it would be desirable to have an additional 500,000 shares of the Company's Common Stock available for the future granting of options to officers and key employees of the Company and its subsidiaries. Therefore, upon recommendation of the Compensation Committee, the Board of Directors has adopted the 1995 Nonqualified Stock Option Plan of Carolina Freight Corporation and Subsidiaries (the "Plan"), which is subject to approval by shareholders of the Company. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. The following summary is qualified in its entirety by reference to such Plan. If approved by the shareholders, the effective date of the Plan will be May 3, 1995. No options have yet been granted under the Plan.
     The Plan will be administered by the Compensation Committee. The number of shares to be reserved for issuance under the Plan is 500,000 and may not be increased without shareholder approval, except for adjustment to protect against dilution in the event of changes in the capitalization of the Company. All options granted pursuant to the Plan will be nonqualified options. The option price of the shares for each option granted under the Plan will be not less than the fair market value of the Common Stock at the time the option is granted. For purposes of the Plan, fair market value shall be the closing price of the Common Stock on the date of grant. The term of options granted shall not exceed ten years, and the options are not transferable except by will or through the laws of inheritance. Options shall be exercised during an optionee's lifetime only by such optionee. The Plan provides that on the business day following each Annual Meeting, each Director who is neither an officer nor an employee of the Company or its subsidiaries (an "Independent Director") shall be granted an option to acquire 2,500 shares of the Company's Common Stock (the "Independent Director Provision"). Options granted under the Independent Director Provision shall be exercisable immediately and up until and including the business day immediately proceeding the tenth anniversary of the date on which the option is granted. In the event the Independent Director ceases to be a Director of the Company for any reason, the option granted will terminate one year after the Director ceases to be a Director of the Company. The Plan further provides that each officer of the Company or its subsidiaries and each Division Manager of Carolina Freight Carriers Corporation who purchases shares of Company's Common Stock (other than purchases from the Company pursuant to the exercise of options or similar rights) will be entitled to receive from the Company an option to purchase the same number of shares up to a limit of 5,000 per calendar year (the "Matching Provision"). An option granted under the Matching Provision becomes vested one year following the date of the grant of the option. If prior to such vesting date, the grantee of an option under the Matching Provision ceases to own a portion of the shares resulting in the options under the Matching Provision, then a corresponding portion of such option granted shall terminate and be forfeited. In the event the employment of the option grantee terminates for any reason, the option granted under the Matching Provision shall be exercisable by the grantee or his or her successor in interest only during the one year period immediately following the date of termination of employment.
                                       16

     In addition, the Plan provides that the Compensation Committee may select option recipients and the amount and other terms of options to be granted under the Plan from time to time in accordance with the provisions of the Plan (the "Compensation Committee Provision"). Options granted under the Compensation Committee Provision shall vest in 25% increments annually beginning the date that is one year following the date of grant of the option. No option granted under the Compensation Committee Provision may be exercised prior to two years from the date of grant of such option, and no such option shall be exercisable more than ten years from the date of grant. Upon termination of employment for any reason, any nonvested portion of an option granted under the Compensation Committee Provision shall be forfeited.
     Under the Compensation Committee Provision, in the event an optionee's employment terminates by reason of death, retirement (as defined in the Plan), permanent and total disability (as determined generally pursuant to the long-term disability plan applicable to such optionee), or under such other circumstances as may be determined by the Compensation Committee, the vested portion of such optionee's options shall be exercisable for a period of one year thereafter. Under the Compensation Committee Provision, in the event of termination of an optionee's employment for any other reason, all of such optionee's options shall terminate, and shall no longer be exercisable, as of the date of termination of employment.
     The Plan provides that upon certain mergers or other reorganizations to which the Company or any subsidiary is a party that involves an exchange or conversion or other adjustment of the Common Stock, each optionee shall be entitled upon the exercise of his options to receive the number and class of securities or other property to which such optionee would have been entitled in the reorganization if such optionee had exercised his option prior to such reorganization.
     The Plan also provides that options granted thereunder will become immediately exercisable in full (subject to any appropriate adjustments in the number of shares subject to the option and the option price), regardless of their terms, upon the occurrence of certain events relating to a change in control of the Company. Such events include (i) the adoption of a plan of merger or consolidation of the Company with any other corporation as result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all the assets of the Company, or
(iii) in the absence of a prior expression of approval by the Board of Directors of the Company, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act. Such options shall remain exercisable for the remaining term of such option.
     Payment in full of the option price for options exercised by an optionee must be made at the time of exercise of the option. The option price may be paid
(i) in cash or by certified check, (ii) by a broker-dealer to whom the optionee has submitted an exercise notice, (iii) by delivery of shares of Common Stock already owned by, and in the possession of, the optionee, (iv) by surrender of options then exercisable by the optionee valued at the excess of the aggregate fair market value of the Common Stock subject to such options on the date of exercise over the aggregate option exercise price of such Common Stock; (v) by having the Company withhold such number of shares of Common Stock otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the exercise price of the option; (vi) by such other method as the Compensation Committee shall allow, or (vii) any combination thereof in the discretion of the Compensation Committee. Payment of the option price by delivery of shares of Common Stock would result in the transaction being treated under the Code as a Section 1036 exchange with the participant receiving a carry-over basis in the new shares and gain or loss being deferred until the disposition of the new shares, provided that the applicable holding period requirements are met with respect to the shares of Common Stock surrendered upon exercise of the options.
     Except as otherwise indicated below, the Board of Directors may terminate, suspend or amend the Plan at any time as deemed advisable. However, the Plan is intended to meet the requirements of Rule 16b-3 under the Act, which requires shareholder approval for certain material amendments. Furthermore, the Board of Directors cannot amend the Plan to (i) increase the number of shares that may be issued pursuant to options under the Plan, or (ii) permit the grant of options to the members of the committee administering the Plan. Finally, in no event shall the Board of Directors or the Compensation Committee authorize an adjustment in the exercise price of, or the number of shares subject to, an outstanding option under the Plan.
     For federal income tax purposes, the grant of non-qualified options under the Plan will not result in any income being taxed to the optionee at the time of the grant or in any tax deduction for the Company at such time. At the
                                       17
time a non-qualified option is exercised under the Plan, the optionee will be treated as having received ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the option price paid. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income attributable to the optionee upon exercise. The optionee's holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their fair market value at the time of exercise or the option price.

     As of March 23, 1995, the closing sales price of the Common Stock as reported on the New York Stock Exchange was $10.125.

     Pursuant to applicable law, approval of Proposal 2, which is a non-routine matter, requires the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions from voting with respect to Proposal 2 will have the effect of a negative vote with respect to this matter, but broker non-votes, if any, will not.
       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM 2.
        ITEM 3: AMENDMENT OF THE ARTICLES OF INCORPORATION TO CHANGE THE
              NAME OF THE COMPANY TO NAME TO WORLDWAY CORPORATION
     The Board has unanimously proposed an amendment to the Company's Articles of Incorporation that would amend Article 1 of the Articles to change the name of the Company to WorldWay Corporation. The Board recommends the proposed name change to shareholders because, in the Board's view, the new name better reflects the orientation, range and international diversity of transportation services provided by the Company which have resulted from geographical and market expansion of the Company's operations.
     The name change will not affect in any way the validity or transferability of stock certificates presently outstanding. The Company's shareholders will not be required to surrender for exchange any certificates presently held by them. Company shareholders desiring to exchange Carolina Freight Corporation stock certificates for WorldWay Corporation stock certificates may do so, however, by mailing their Carolina Freight Corporation stock certificates with an appropriate written request to the transfer agent, at the following address:
First Union National Bank, Shareholder Services, Two First Union Center, Charlotte, North Carolina 28288-1154.

     After implementation of the amendment, the Company will trade on the New York Stock Exchange under the name WorldWay Corporation and the symbol WCN.

     Pursuant to North Carolina law, Proposal 3, which is a routine matter, will be approved if the number of votes cast for such Proposal exceeds the number of shares cast against such Proposal. Neither abstentions from voting nor broker non-votes, if any, with respect to Proposal 3 will have the effect of a negative vote with respect to this matter.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM 3.
ITEM 4: AMENDMENT OF THE ARTICLES OF INCORPORATION TO ESTABLISH A VARIABLE RANGE
                           FOR THE SIZE OF THE BOARD
     The Company's Board has unanimously proposed an Amendment to Company's Articles of Incorporation that would amend Article 9 thereof to establish a variable range for the size of the Board of Directors. Currently, the Company's Articles of Incorporation provide for a fixed number of eleven (11) Directors. The proposed Amendment would establish a variable range for the number of Directors on the Board, with a minimum of seven (7) and a maximum of nine (9) Directors, as determined from time to time by the Board or the shareholders. The Board recommends the proposed change in the size of the Board because, in the Board's view, the change will result in additional flexibility allowing the Board to better meet the Company's needs.
     The Company's Articles of Incorporation currently provide for staggered terms for Directors. Pursuant to North Carolina law, in order to have staggered terms for Directors, the number of Directors must be fixed at nine (9) or more. Under the proposed Amendment to the Company's Articles of Incorporation, if the number of Directors within the variable range is fixed at less than nine (9), such action will have the effect of eliminating the staggered terms of the Directors.
                                       18

     Pursuant to North Carolina law, Proposal 4, which is non-routine matter, will be approved if the number of votes cast for such Proposal exceeds the number of shares cast against such Proposal. Neither abstentions from voting nor broker non-votes with respect to Proposal 4 will have the effect of a negative vote with respect to this matter.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITEM 4.
                             SECTION 16. DISCLOSURE
     Section 16(a) of the Act requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors, and greater-than-ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1994 all filing requirements applicable to its officers, directors, and greater-than-ten-percent beneficial owners were complied with on a timely basis.
                                 OTHER MATTERS
     The Board of Directors is not aware of any other matters that may come before the meeting and it does not intend to bring any business before the meeting other than that stated in the Notice of Meeting. However, if any matters other than those stated in said Notice should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.
     Whether you plan to attend the meeting or not, you are respectfully urged to sign, date, and return the enclosed proxy, which will, of course, be returned to you at the meeting if you are present and so request.
                                       John B. Yorke
                                       Vice President, Secretary
                                       and General Counsel
March 24, 1995
                                       19

                                                                       EXHIBIT A
                 CAROLINA FREIGHT CORPORATION AND SUBSIDIARIES
                      1995 NONQUALIFIED STOCK OPTION PLAN
     1. PURPOSE. This 1995 Nonqualified Stock Option Plan (the "Plan") is intended to advance the interests of Carolina Freight Corporation (the "Company"), its subsidiaries and its shareholders by providing participants an added sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage such participants to remain with and devote their best efforts to the Company. It is also intended that options issued pursuant to the Plan (the "Options") shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") except that no member of the Committee may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time during the twelve-month period prior to any exercise or participation, he or she has been granted or awarded stock, restricted stock, stock options, stock appreciation rights or any other derivative security of the Company or an affiliate thereof under this Plan or any similar plan of the Company, except as permitted in Rule 16b-3(c)(2)(i)(A) through (D) under the Exchange Act. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in Rule 16b-3, as it may be amended from time to time. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of awards under the Plan (which need not be identical) and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board of Directors of the Company or the Committee shall be liable for any action taken, or determination made, hereunder in good faith.
     3. SHARES SUBJECT TO PLAN. The maximum number of shares that may be issued pursuant to the Plan is 500,000 and as of the effective date hereof, that number of shares shall be authorized and reserved for issuance upon the exercise of Options granted under the Plan. If any Option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares covered by the Option shall be added to the shares otherwise available for issuance upon the exercise of Options unless the Plan shall then be terminated.
     4. OPTIONS FOR INDEPENDENT DIRECTORS.  The grant of options under this
Section 4 shall be limited to those directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any subsidiary (such directors are referred to herein as "Eligible Directors").
     On the next business day following the end of the Company's annual shareholders' meeting in each year (the "Grant Date"), each Eligible Director shall automatically receive from the Company an option to acquire 2,500 shares of common stock at an exercise price equal to the closing sales prices of the common stock on the Grant Date. Each such option shall be exercisable immediately and at any time and from time to time thereafter (subject to the following sentence) until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date. In the event that an Eligible Director ceases to be a director of the Company for any reason, each option granted to such Eligible Director pursuant to this Section 4 will terminate on the first anniversary of the date such Eligible Director ceased to be a director of the Company. Notice of each such option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date.
     This Section 4 may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.
     5. REGULAR GRANTS OF OPTIONS TO EMPLOYEES. The Committee may grant options under this Plan to any employee of the Company or any of its subsidiaries ("Employee"). In determining which Employees will be granted options the Committee shall consider the duties of the Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan. Options granted under this Plan to Employees shall be subject to the following terms and
                                      A-1
conditions, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate.
          a. NUMBER OF SHARES. Each Option shall specify the number of shares that may be purchased upon exercise of the Option, subject to adjustment as provided in Section 10 below. No Employee shall be granted Options to purchase more than 50,000 shares.
          b. EXERCISE PRICE. The exercise price shall be the fair market value of the shares subject to the Option as of the date of grant. Fair market value for purposes of this paragraph shall be the closing price of the Company's shares on the day of the grant of the Option.
          c. RIGHT TO EXERCISE AND TERM. Any Option granted to an Employee under this Section 5 of the Plan shall be exercisable in accordance with the following terms and conditions:
              i. An Option granted under this Section 5 shall not be exercisable prior to the second anniversary of the grant of the Option (except that in the event of the death or permanent disability of the person receiving such Option, this condition shall be deemed automatically waived.) The Option granted to any Employee under this Plan shall vest according to the following schedule:

        YEARS AFTER DATE OF GRANT         PERCENT VESTED
        less than 1                               0%
        1 but less than 2                        25%
        2 but less than 3                        50%
        3 but less than 4                        75%
        4 or more                               100%

         The nonvested portion of an employee's Options shall be considered forfeited upon termination of his or her employment with the Company for whatever reason. No Option granted hereunder shall be exercisable more than ten years from the date that the Option is granted.
              ii. In the event the employment of an employee then holding Options hereunder shall terminate by reason of death, retirement (as defined below), permanent and total disability (as determined by the long-term disability plan applicable to such Employee), or under such other circumstances as may be determined by the Committee, the vested portion of said Options shall be exercisable by the former employee or his or her successor in interest only during the period of one year immediately following said termination of employment. "Retirement" for the purposes of this paragraph is limited to the voluntary termination of employment occurring at or after the employee either attains age 65 or attains age 55 with fifteen years of service. In the event of termination of employment under circumstances other than as stated above, all Options then held shall terminate, and shall no longer be exercisable, as of the date of termination of employment.
     6. SPECIAL MATCHING GRANTS OF OPTIONS TO EMPLOYEES. Any officer of the Company or any of its subsidiaries (including appointed officers) and any Division Manager of Carolina Freight Carriers who, while this Plan is in effect and while there are shares available for the grant of options provided herein, purchase shares of the Company's common stock (other than purchases directly from the Company pursuant to the exercise of options or similar rights) will be entitled to receive from the Company options on the following terms and conditions, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate.
          a. NUMBER OF SHARES. Each Option shall be for the same number of shares as the Employee purchased (the "Purchased Shares"), subject to the limitation that an Employee shall not be entitled to receive Options pursuant to this Section 6 for more than 5,000 shares with respect to purchases made in any calendar year.
          b. EXERCISE PRICE. The exercise price shall be the fair market value of the shares subject to the Option as of the date of the Employee's purchase of shares.
          c. RIGHT TO EXERCISE AND TERM. Any Option granted to an Employee under this Section 6 of the Plan shall be exercisable in accordance with the following terms and conditions:
                                      A-2

              i. An Option granted under this Section 6 shall not be exercisable prior to the second anniversary of the grant of the Option (except that in the event of the death or permanent disability of the person receiving such Option, this condition shall be deemed automatically waived.)
              ii. If, prior to such second anniversary, the Employee sells, transfers or otherwise ceases to own all (or a portion of) the Purchased Shares, then all (or a like portion of) the Option granted hereunder shall terminate and be considered forfeited.
              iii. No Option granted hereunder shall be exercisable more than ten years from the date that the Option is granted.
              iv. In the event the employment of an Employee then holding Options hereunder shall terminate for any reason, the said Options shall be exercisable by the former employee or his or her successor in interest only during the period of one year immediately following said termination of employment.
          d. NOTIFICATION AND EVIDENCE. Any Employee who makes a purchase of shares that will entitle him to the grant of Options hereunder shall notify the Committee and provide satisfactory evidence of such purchase. The date of grant with respect to any Options granted hereunder will be the date the Employee purchased the Purchased Shares.
          e. ADDITIONAL RULES. The Committee may adopt additional rules with regard to the Options granted pursuant to this Section 6, including without limitation (i) rules with regard to evidencing continued ownership of the Purchased Shares during the period specified in 6(c)(ii) above and (ii) rules to ensure compliance with Rule 10b-18 and any other applicable rule or provision of the federal or state securities laws.
     7. TERMS OF EXERCISE. Any Option granted under the Plan may be exercised by the Eligible Director, Employee, by a legatee or legatees of such Option under the Eligible Director's or Employee's last will, or by his or her executors, personal representatives or distributees (the "Optionee"), (i) by delivering to the Secretary of the company written notice of the number of shares of common stock with respect to which the Option is being exercised, or
(ii) by delivering such notice to a broker-dealer with a copy to the Secretary of the Company. The purchase price of common stock upon exercise of any Option shall be paid in full (i) in cash or certified check by the optionee, (ii) by a broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully endorsed Option, (iii) in common stock valued at its fair market value on the date of exercise, (iv) by agreeing to surrender Options then exercisable by the Optionee valued at the excess of the aggregate fair market value of the common stock subject to such Options on the date of exercise over the aggregate option exercise price of such common stock, (v) by directing the Company to withhold such number of shares of common stock otherwise issuable upon exercise of such Option having an aggregate fair market value on the date of exercise equal to the exercise price of the Option, or (vi) by such other medium of payment as the Committee, in its discretion, shall authorize, or by any combination of (i), (ii), (iii), (iv), (v) and (vi), at the discretion of the Committee. In the case of payment pursuant to (ii), (iii), (iv), (v) or (vi) above, the Optionee's election must be made on or prior to the date of exercise of the Option and must be irrevocable. The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of common stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise. Upon the exercise of an Option, the Committee shall have the right to require the Optionee to remit to the Company in any such manner or combination of manners as it determines in its sole discretion, an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for shares of Common Stock.
     8. TRANSFERABILITY LIMITED. No Option granted under the Plan shall be transferable by the Grantee other than by will, or, by the laws of descent and distribution of the state of his domicile at the time of his death. During the Optionee's lifetime, the Option shall be exercised only by the Optionee.
     9. TERMINATION OR AMENDMENT OF PLAN. The Board of Directors of the Company expressly retains the right to at any time terminate, suspend, or amend the Plan, in any respect and as the Board of Directors deems advisable under circumstances then prevailing, provided, however, that no amendment hereto shall expand the number of shares of Company stock subject to the Plan, nor permit the grant of Options to members of the Committee except
                                      A-3
pursuant to Section 4 above. The Board of Directors shall submit any amendments to the shareholders of the Company for approval to the extent necessary to maintain compliance with the requirements of Rule 16b-3 of the Exchange Act.
     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION OF EXERCISE RIGHTS. The total amount of shares on which Options may be granted under the Plan and option rights (both as to the number of shares and the option exercise price per share) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock of the Company resulting from payment of a stock dividend on the common stock, a subdivision or combination of shares of the common stock or from a reclassification of the common stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a merger or consolidation.
     After any merger of one or more corporations into the Company or any subsidiary, any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary and one or more other corporations, or any other corporate reorganization of any form involving the Company or any subsidiary as a party thereto, which corporate reorganization involves any exchange, conversion, adjustment or other modification of the outstanding shares of common stock of the Company, each employee holding Options at the time of such corporate reorganization shall, at no additional cost, be entitled, upon any exercise of his or her Option, to receive, in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such employee would have been entitled to pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of record of a number of shares of common stock of the Company equal to the number of shares which then remain exercisable under such Option. Comparable rights shall accrue to such employee in the event of successive mergers or consolidations of the character described above.
     The adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share that might otherwise become subject to an Option.
     11. CHANGE IN CONTROL. In the event of (i) the adoption of a plan of merger or consolidation of the Company with any other corporation as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer (other than as security for obligation of the Company) of substantially all the assets of the Company, or
(iii) in the absence of a prior expression of approval by the Board of Directors of the Company, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act; then any Option granted hereunder pursuant to Section 5 or 6 shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Option and the option exercise price per share, and shall remain exercisable for the remaining term of such Option, regardless of whether such Option has been outstanding for six months or of any provision contained in the individually executed Nonqualified Stock Option Agreement with respect thereto requiring that the Option or any portion thereof be outstanding for a minimum amount of time prior to exercise, subject to all of the terms hereof and the Option Agreement with respect thereto not inconsistent with this paragraph.
     12. RESTRICTIONS ON OPTION REPRICING. Except as set forth in Sections 10 or 11 hereof, in no event shall the Board of Directors or the Committee authorize any adjustment in the exercise or purchase price of or the number of shares subject to an outstanding Option under this Plan, whether by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment or substitution of outstanding Option or by other means.
     13. APPLICABLE LAW. This stock option plan is adopted by the Company in the State of North Carolina and is to be construed and interpreted in accordance with the laws of North Carolina.
                                      A-4

***************************************************************************
                                    APPENDIX

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          CAROLINA FREIGHT CORPORATION
PROXY

                            400 Two Coliseum Center

                               2400 Yorkmont Road
                        Charlotte, North Carolina 28217
The undersigned hereby appoints Lary R. Scott, K. G. Younger, and William M. R. Mapel, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Carolina Freight Corporation held on record by the undersigned on March 24, 1995, at the annual meeting of shareholders to be held May 3, 1995 or any adjournment thereof, as follows:

(1) Election of Directors      [] FOR all nominees listed below             [] WITHHOLD AUTHORITY
                                                                               to vote for all nominees listed below

      Daniel A. Boggan, Jr.      William M. R. Mapel     Paul F. Richardson
(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)
(2) Approval of the 1995 Nonqualified Stock Option Plan
                [] FOR                [] AGAINST                [] ABSTAIN
(3) Approval of proposal to amend the Articles of Incorporation to change the name of Carolina Freight Corporation to WorldWay Corporation
                [] FOR                [] AGAINST                [] ABSTAIN
(4) Approval of proposal to amend the Articles of Incorporation to establish a variable range for the size of the Board of Directors, with a minimum of seven
(7) directors and a maximum of nine (9) directors
                [] FOR                [] AGAINST                [] ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF DANIEL A. BOGGAN, JR., WILLIAM
M. R. MAPEL, AND PAUL F. RICHARDSON AS CLASS
III DIRECTORS, FOR APPROVAL OF THE 1995
NONQUALIFIED STOCK OPTION PLAN, FOR APPROVAL
OF THE AMENDMENT TO THE ARTICLES OF
INCORPORATION TO CHANGE THE NAME OF CAROLINA
FREIGHT CORPORATION TO WORLDWAY CORPORATION,
FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES
OF INCORPORATION TO ESTABLISH A VARIABLE
RANGE FOR THE SIZE OF THE BOARD OF DIRECTORS,
AND, IN THE DISCRETION OF THE PROXY
COMMITTEE, UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.
Please sign exactly as name appears below.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         Signature

                                         Signature if held jointly
DATED: , 1995                  PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
                               CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.